SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)        November 18, 1997
                                                 -------------------------------


                                 Venturian Corp.
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               (Exact Name of Registrant as Specified in Charter)


          Minnesota                       0-12117                41-1460782
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(State or Other Jurisdiction of   (Commission File Number)      (IRS Employer
        Incorporation)                                       Identification No.)


     11111 Excelsior Boulevard, Hopkins, Minnesota                  55343
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       (Address of Principal Executive Offices)                   (Zip Code)


Registrant's telephone number, including area code        (612) 931-2500
                                                   -----------------------------



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          (Former Name or Former Address, if Changed Since Last Report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         In October 1997, Venturian Corp. (the "Company") entered into a joint venture agreement (the "Joint Venture Agreement") with Atio Corporation International, Inc. ("Atio International"), Atio Corporation (PTY) LTD ("Atio PTY"), Venturian Software Enterprises, Inc. ("VSE") and Mr. Ilan Sharon ("Sharon"). On November 18, 1997, the parties to the Joint Venture Agreement closed (the "Closing") the transactions contemplated thereby. VSE plans to change its name to Atio Corporation USA, Inc. ("Atio USA") in the near future.

         Pursuant to the terms of the Joint Venture Agreement, Atio PTY granted to Atio USA, on behalf of Atio International, a royalty-free license (the "License"). The specific terms of the License are governed by a Technology License and Transfer Agreement entered into by the parties and which is described below. The License, among other things, provides (i) Atio USA the exclusive right, on a royalty-free basis, to Atio PTY's AtioCall(TM) product,
(ii) for the transfer of such rights to the Company, subject to certain conditions, no later than December 31, 1999, (iii) that Atio PTY shall furnish certain development services in connection with this exclusive right, and (iv) that Atio USA shall pay an initial prepayment for such development services in the amount of $800,000 by an offset of amounts owing by Atio PTY to Atio USA. Pursuant to the Joint Venture Agreement, Atio PTY, on behalf of Atio International, will pay to Atio USA installment payments totaling $3.5 million (less the above-mentioned $800,000 prepayment). Also, in connection with the Joint Venture Agreement, Atio USA issued 2,000,000 shares of its common stock to Atio International. The balance of the shares of common stock of Atio USA are owned by the Company and Sharon.

         In connection with the Closing, the Company and Atio PTY also entered into a letter agreement pursuant to which the parties agreed, among other things, that (i) the date of the Closing would be deemed to be November 14, 1997, (ii) the parties may choose to set the date as of which the shares of Atio USA were issued pursuant to the terms of the Joint Venture Agreement as October 1, 1997, and (iii) the License, as such term is defined in the Joint Venture Agreement, be divided into two documents: (A) a Technology License and Transfer Agreement (described below), and (B) a Technology Development and Support Agreement, which will be prepared and entered into on terms previously set forth after the Closing.

         In connection with the Closing, the Company, Atio International, Sharon and Atio USA also entered into a Shareholders Agreement (the "Shareholders Agreement"). Among other things, the Shareholders Agreement (i) governs the transfer of shares of Atio USA by any of the parties to such agreement, and (ii) sets forth certain matters with respect to the governance of Atio USA. Specifically, the Shareholders Agreement provides that the Board of Directors of Atio USA shall consist of six persons or such greater number of people as to which the Company and Atio International shall agree. Subject to certain conditions set forth in the Shareholders Agreement, 50% of such directors shall be designated by the Company and 50% of such directors shall be designated by Atio International. The Shareholders Agreement also provides that various actions, e.g., the approval of Atio USA's annual budget, the issuance by Atio USA of any shares of its capital stock and any merger, exchange or transfer to which Atio USA is a party, shall be approved by 75% of Atio USA's directors. The Shareholders

Agreement further provides that Atio USA's Chief Executive Officer shall be appointed by Atio International. The Shareholders Agreement also imposes certain prohibitions on competition with Atio USA on the parties to such agreement.

         As set forth above, and in connection with the Closing, Atio USA, Atio PTY, Atio International, the Company and Sharon entered into a Technology License and Transfer Agreement (the "License Agreement") pursuant to which Atio International granted to Atio USA, subject to the terms and conditions set forth in the License Agreement, a royalty-free, worldwide, exclusive license to exercise all rights and privileges of ownership of the AtioCall(TM) Products (as such term is defined in the License Agreement). A discussion of this License is set forth above.

         Finally, and in connection with the Closing, Atio USA and Atio International entered into a Distribution Agreement (the "Distribution Agreement"). Pursuant to the terms of the Distribution Agreement, Atio USA granted certain distribution rights to Atio International with respect to Atio USA's CyberCall Products, including the right, subject to certain limitations set forth in such agreement, to appoint dealers to market and distribute the same to end users.

         The amount of consideration set forth above was arrived at by arms-length negotiations between the subject parties. There was no plant, equipment or other physical property involved in the transactions which are the subject of this Report. There was no material relationship between any of the Atio entities and the Company, its affiliates, officers, directors or any associate of such people prior to the transactions set forth above. As set forth above, and as a result of the transactions set forth above, the Company and Atio International are joint shareholders in Atio USA.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(b)      PRO FORMA FINANCIAL INFORMATION.

PRO FORMA UNAUDITED CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS OF VENTURIAN CORP. AND SUBSIDIARIES

         The following unaudited pro forma condensed consolidated financial statements sets forth, for the periods and at the dates indicated, summarized unaudited pro forma condensed consolidated financial information for the Company. This information is derived from the Company's historical consolidated financial statements and notes thereto and reflects (a) the condensed consolidated balance sheet as of September 30, 1997, as if the transactions set forth above had occurred on September 30, 1997, and (b) the condensed consolidated results of operations for the nine months ended September 30, 1997 and for the year ended December 31, 1996 as if the transactions set forth above had occurred on January 1, 1996.

         Assumptions underlying the pro forma adjustments are described in the accompanying notes which should be read in conjunction with the following unaudited pro forma condensed consolidated financial statements. These financial statements should also be read in conjunction with the historical financial statements of the Company and the notes thereto. Actual adjustments may differ from the pro forma adjustments presented below. The pro forma financial statements do not purport to be indicative of the actual results of operations which would have occurred had the transactions set forth above occurred on the dates indicated or the future results of operations which may be obtained.

                        Venturian Corp. and Subsidiaries
            Pro Forma Unaudited Condensed Consolidated Balance Sheet
                               September 30, 1997
                     (In thousands, except per share data)


------------------------------------------------------------------------------------------------------------------
                                                                   Deconsolidate
                                                                     Venturian
                                                      Historical      Software       Adjustments         Pro Forma
                                                      ---------       ---------       ---------          ---------
Current assets
  Cash and cash equivalents                           $     483       $     (14)      $    --            $     469
  Accounts receivable, less allowance for
     doubtful accounts                                    3,914            (150)           --                3,764

  Due from subsidiary                                      --             2,866          (2,543)(a)            323
  Inventories                                             4,443            --              --                4,443
  Restricted cash                                            85            --              --                   85
  Rental real estate held for sale                        2,916            --              --                2,916
  Prepaid expenses                                          412            (118)           --                  294
                                                      ---------       ---------       ---------          ---------

    Total current assets                                 12,253           2,584          (2,543)            12,294

Property and equipment - at cost
  Buildings and improvements                              1,741            --              --                1,741
  Equipment                                               6,199            (252)           --                5,947
                                                      ---------       ---------       ---------          ---------
                                                          7,940            (252)           --                7,688
  Less accumulated depreciation and amortization          5,975             (53)           --                5,922
                                                      ---------       ---------       ---------          ---------
                                                          1,965            (199)           --                1,766
  Land                                                      314            --              --                  314
                                                      ---------       ---------       ---------          ---------
                                                          2,279            (199)           --                2,080

Investment in subsidiary                                   --            (2,671)          2,543(a)           1,468
                                                                                                             1,596(b)

Other assets                                              4,397            --              --                4,397
                                                      ---------       ---------       ---------          ---------

                                                      $  18,929       $    (286)      $   1,596          $  20,239
                                                      =========       =========       =========          =========

Liabilities and Stockholders' Equity
Current liabilities
  Bank overdraft                                      $     422       $    --         $    --            $     422
  Note payable to bank                                      600            --              --                  600
  Current maturities of long-term debt                      120            --              --                  120
  Accounts payable                                        1,868             (15)           --                1,853
  Advances from customers                                   602              (9)           --                  593
  Accrued liabilities                                     1,283            (262)           --                1,021
  Rental real estate mortgage and related costs           3,443            --              --                3,443
                                                      ---------       ---------       ---------          ---------

    Total current liabilities                             8,338            (286)           --                8,052

Long-term debt, less current maturities                     411            --              --                  411

Deferred compensation and
   postretirement benefits                                2,308            --              --                2,308

Commitments and contingencies                              --              --              --                 --

Stockholders' equity
  Common stock - $1 par value                               753            --              --                  753
  Additional contributed capital                         14,700            --             1,596(b)          16,296
  Accumulated deficit                                    (7,581)           --              --               (7,581)
                                                      ---------       ---------       ---------          ---------
                                                          7,872            --             1,596              9,468
                                                      ---------       ---------       ---------          ---------

                                                      $  18,929       $    (286)      $   1,596          $  20,239
                                                      =========       =========       =========          =========

                        Venturian Corp. and Subsidiaries
       Pro Forma Unaudited Condensed Consolidated Statement of Operations
                      Nine months ended September 30, 1997
                     (In thousands, except per share data)


----------------------------------------------------------------------------------------------------
                                                         Deconsolidate
                                                           Venturian
                                            Historical     Software        Adjustments     Pro Forma
                                            ---------      ---------        ---------      ---------
Net sales                                   $  19,535      $     730        $    --        $  18,805

Cost of products sold                          14,134             81             --           14,053
                                            ---------      ---------        ---------      ---------

  Gross profit                                  5,401            649             --            4,752

Operating expenses
  Sales and marketing                           3,463          1,107             --            2,356
  Administrative                                3,152          1,317             --            1,835
  Warehousing                                   1,329           --               --            1,329
                                            ---------      ---------        ---------      ---------

    Total operating expenses                    7,944          2,424             --            5,520
                                            ---------      ---------        ---------      ---------

Operating loss                                 (2,543)        (1,775)            --             (768)

Other income
  Investment income                                17           --               --               17
  Interest expense                               (338)           (50)             (50)(c)       (338)
  Rental income                                   309           --               --              309
  Other                                            11           --               --               11
                                            ---------      ---------        ---------      ---------

    Total                                          (1)           (50)             (50)            (1)
                                            ---------      ---------        ---------      ---------


Loss before income taxes and equity
   in losses of unconsolidated
   subsidiary                                  (2,544)        (1,825)             (50)          (769)

Income tax expense                               --             --               --             --
                                            ---------      ---------        ---------      ---------


Loss before equity in losses of
   unconsolidated subsidiary                   (2,544)        (1,825)             (50)          (769)

Equity in losses of unconsolidated
   subsidiary                                    --                              (799)(d)       (799)
                                            ---------      ---------        ---------      ---------

Net loss                                    $  (2,544)     $  (1,825)       $    (849)     $  (1,568)
                                            =========      =========        =========      =========


Net loss per share                          $   (3.39)                                     $   (2.09)
                                            =========                                      =========

                        Venturian Corp. and Subsidiaries
       Pro Forma Unaudited Condensed Consolidated Statement of Operations
                          Year ended December 31, 1996
                     (In thousands, except per share data)


---------------------------------------------------------------------------------------------------------
                                                           Deconsolidate
                                                             Venturian
                                             Historical      Software       Adjustments         Pro Forma
                                             ---------       ---------       ---------          ---------
Net sales                                    $  28,398       $     848       $    --            $  27,550

Cost of products sold                           19,939              77            --               19,862
                                             ---------       ---------       ---------          ---------

  Gross profit                                   8,459             771            --                7,688

Operating expenses
  Sales and marketing                            3,300             545            --                2,755
  Administrative                                 3,429             727            --                2,702
  Warehousing                                    1,635            --              --                1,635
                                             ---------       ---------       ---------          ---------

    Total operating expenses                     8,364           1,272            --                7,092
                                             ---------       ---------       ---------          ---------

Operating profit (loss)                             95            (501)           --                  596

Other income
  Investment income                                 42            --              --                   42
  Interest expense                                (371)           --              --                 (371)
  Rental income                                    428            --              --                  428
  Other                                           (110)            (14)           --                  (96)
                                             ---------       ---------       ---------          ---------

    Total                                          (11)            (14)           --                    3
                                             ---------       ---------       ---------          ---------

Earnings (loss) before income taxes
   and equity in losses of
   unconsolidated subsidiary                        84            (515)           --                  599

Income tax expense                                --              --              --                 --
                                             ---------       ---------       ---------          ---------

Earnings (loss) before equity in losses
   of unconsolidated subsidiary                     84            (515)           --                  599

Equity in losses of unconsolidated
   subsidiary                                     --              --              (232)(d)           (232)
                                             ---------       ---------       ---------          ---------

Net earnings (loss)                          $      84       $    (515)      $    (232)         $     367
                                             =========       =========       =========          =========


Net earnings per share                       $    0.11                                          $    0.49
                                             =========                                          =========

NOTES TO THE PRO FORMA UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY

(a) To record as a capital contribution the account receivable due from Venturian Software as of September 1, 1997.

(b) To adjust the investment in subsidiary to 45% of Venturian Software's net equity as of September 30, 1997 after Venturian Corp.'s capital contribution and Atio's $3.5 million capital contribution (net of expenses).

(c) Elimination of interest on parent company advances to Venturian Software since January 1, 1997.

(d) To record the 45 percent equity in the adjusted net loss of Venturian Software.

         (c)      EXHIBITS.

                  10.1 Agreement, dated October 23, 1997, by and between Atio Corporation (PTY) LTD, Atio Corporation International, Inc., Venturian Corp., Venturian Software Enterprises, Inc. and Ilan Sharon

                  10.2 Letter Agreement, dated November 14, 1997, by and between Venturian Corp., Atio Corporation (PTY) LTD, Atio Corporation International, Inc. and Venturian Software Enterprises, Inc.

                  10.3 Shareholders Agreement, dated November 14, 1997, by and among Venturian Corp., Atio Corporation International, Inc., Ilan Sharon and Venturian Software Enterprises, Inc.

                  10.4 Technology License and Transfer Agreement, dated November 14, 1997, by and between Atio Corporation USA, Inc., Atio Corporation (PTY) LTD, Atio Corporation International, Inc., Venturian Corp. and Ilan Sharon

                  10.5 Distribution Agreement, dated November 14, 1997, by and between Atio Corporation USA, Inc. and Atio Corporation International, Inc.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          VENTURIAN CORP.



Dated:  December 2, 1997                  By:   /s/ Gary B. Rappaport
                                             ------------------------
                                                Gary B. Rappaport
                                                Its President

                                  EXHIBIT INDEX

      Exhibit Number                       Description
      --------------                       -----------

           10.1 Agreement, dated October 23, 1997, by and between Atio Corporation (PTY) LTD, Atio Corporation International, Inc., Venturian Corp., Venturian Software Enterprises, Inc. and Ilan Sharon

           10.2 Letter Agreement, dated November 14, 1997, by and between Venturian Corp., Atio Corporation (PTY) LTD, Atio Corporation International, Inc. and Venturian Software Enterprises, Inc.

           10.3 Shareholders Agreement, dated November 14, 1997, by and among Venturian Corp., Atio Corporation International, Inc., Ilan Sharon and Venturian Software Enterprises, Inc.

           10.4 Technology License and Transfer Agreement, dated November 14, 1997, by and between Atio Corporation USA, Inc., Atio Corporation (PTY) LTD, Atio Corporation International, Inc., Venturian Corp. and Ilan Sharon

           10.5 Distribution Agreement, dated November 14, 1997, by and between Atio Corporation USA, Inc. and Atio Corporation International, Inc.